As filed with the Securities and Exchange Commission on January 10, 2022

Registration No. 333-261837

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NatWest Group plc

(Exact Name of Registrant as Specified in Its Charter)

United Kingdom
(State or Other Jurisdiction of Incorporation or Organization)

Not Applicable
(I.R.S. Employer Identification No.)

Gogarburn, PO Box 1000
Edinburgh EH12 1HQ
United Kingdom
011-44-131-626-0000
(Address and Telephone Number of Registrant’s Principal Executive Offices)

CT Corporation System

28 Liberty St.

New York, NY 10005

United States

(212) 590-9070
(Name, Address and Telephone Number of Agent for Service)

Please send copies of all communications to:

Reuven B. Young Davis Polk & Wardwell London LLP 5 Aldermanbury Square London EC2V 7HR England Tel. No.: 011-44-20-7418-1300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed maximum aggregate price per unit(1)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(2)
Debt Securities Senior Debt Securities Subordinated Debt Securities
Dollar Preference Shares (3)
Contingent Convertible Securities
Ordinary Shares (4)
Rights To Subscribe For Ordinary Shares (5)
Total	(2)	—	$1	$0

(1)	The amount to be registered, proposed maximum aggregate price per unit and proposed maximum aggregate offering price for the Debt Securities, the Dollar Preference Shares, the Contingent Convertible Securities or the Ordinary Shares, as the case may be, will be determined from time to time by NatWest Group plc, in connection with the issuance of the particular series of the securities hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended, or the Securities Act, and Rule 457(o) under the Securities Act. The amount also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. This Registration Statement also relates to offers and sales of securities in connection with market-making transactions by and through certain affiliates of the Registrant, which may include NatWest Markets Securities Inc.

(2)	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $14,000,000,000 in maximum aggregate offering price of unsold securities that were previously registered on the registration statement on Form F-3 (File No. 333-251220) filed on December 9, 2020, as amended by Post-Effective Amendment No. 1 filed on December 22, 2021 (the “Prior Registration Statement”), for which the Registrant paid a registration fee of $1,297,800. In accordance with Rule 415(a)(6) under the Securities Act, all of the unused amount of such registration fee, at the time of effectiveness of this registration statement, will be applied to pay the registration fee payable with respect to the securities under this registration statement. In accordance with SEC rules, the Registrant may continue to use the Prior Registration Statement to offer and sell any unsold securities during the grace period afforded by Rule 415(a)(5). Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(3)	American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of the Dollar Preference Shares registered hereby have been registered under a separate Registration Statement on Form F-6 (Registration Statement No. 333-127867).

(4)	The Ordinary Shares are being registered in connection with issuances from time to time of Ordinary Shares either independently of or following the conversion of Contingent Convertible Securities. American Depositary Shares issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate Registration Statement on Form F-6 (Registration Statement No. 333-144756).

(5)	No separate consideration will be received for the Rights.

2

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the U.S. Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 relates to the registration statement on Form F-3 (Registration No. 333-261837), previously filed by the Registrant on December 22, 2021 (the “Registration Statement”), and is being filed for the purpose of amending the fee table of the Registration Statement to identify that $14,000,000,000 in maximum aggregate offering price of unsold securities (for which the Registrant paid a registration fee of $1,297,800) from the prior registration statement on Form F-3 (File No. 333-251220), originally filed by the Registrant on December 9, 2020 and amended by the Post-Effective Amendment No. 1 thereto filed by the Registrant on December 22, 2021, are included in the Registration Statement pursuant to Rule 415(a)(6). The prospectus filed as part of the previously filed Registration Statement is not being amended hereby and is, therefore, not included in this Pre-Effective Amendment No. 1.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

Except as hereinafter set forth, there is no provision of the Memorandum and Articles of Association of NatWest Group plc (the “Company”) or any contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

Deed of Indemnity

The Company has entered into Deeds of Indemnity with certain directors and officers of the Company and its wholly-owned subsidiaries (referred to herein as the “NatWest Group”) that, subject to certain conditions precedent, in consideration of such director or officer continuing in or accepting office as a (i) director or officer of (a) any company within the NatWest Group or (b) a company in which a member of the NatWest Group is to invest or has invested in less than 50% of the issued share capital of such company (an “Investee Company”), or (ii) an authorized or approved person (or equivalent) under the rule of any regulatory body, the Company will indemnify the director or officer, his estate and his personal representatives from all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of any company within the NatWest Group (or of an Investee Company) and in which decree or judgment is given in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

Article 157 of the Company’s Articles of Association provides:

“(A)	Subject to the provisions of the 2006 Act, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every Director or other officer of the Company (including, but only if the Directors so determine, any person (whether an officer or not) engaged by the Company as auditor) shall be entitled to be indemnified out of the assets of the Company against (a) any liability incurred by him for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company, (b) any liability incurred by him in connection with the Company’s activities as a trustee of an occupational pension scheme (as defined in section 235(6) of the 2006 Act), or (c) any other liability incurred by him in relation to the Company or its affairs, provided that this Article 157(A) shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article 157(A), or any element of it, to be treated as void under the 2006 Act or otherwise under the Statutes.

(B)	Without prejudice to paragraph (A) above or to any indemnity to which a Director may otherwise be entitled, to the extent permitted by the Statutes and otherwise upon such terms and subject to such conditions as the Directors may in their absolute discretion think fit, the Directors shall have power to make arrangements to provide a Director with funds to meet expenditure incurred or to be incurred by him:

(i)	in defending any criminal or civil proceedings or in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any associated company;

(ii)	in defending himself in an investigation by a regulatory authority, or against action proposed to be taken by a regulatory authority, in connection with any such alleged negligence, default, breach of duty or breach of trust as foresaid; or

(iii)	in connection with any application referred to in section 205(5) of the 2006 Act,

or to enable a Director to avoid incurring such expenditure.

(C)	In paragraph (A) above, “liability” includes costs, charges, losses and expenses. For the purposes of paragraph (B) above, “associated company” shall be construed in accordance with Section 256 of the 2006 Act.”

Section 232 of the Companies Act 2006 provides:

“(1)	Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2)	Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by-

(a)	section 233 (provision of insurance),

(b)	section 234 (qualifying third party indemnity provision), or

(c)	section 235 (qualifying pension scheme indemnity provision).

(3)	This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4)	Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.”

Section 233 of the Companies Act 2006 provides:

“Section 232(2)(voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.”

Section 234 of the Companies Act 2006 provides:

“(1)	Section 232(2)(voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2)	Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

Such provision is qualifying third party indemnity provision if the following requirements are met.

(3)	The provision must not provide any indemnity against:

(a)	any liability of the director to pay:

(i)	a fine imposed in criminal proceedings, or

(ii)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)	any liability incurred by the director:

(i)	in defending criminal proceedings in which he is convicted, or

(ii)	in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

(iii)	in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4)	The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5)	For this purpose:

(a)	a conviction, judgment or refusal of relief becomes final:

(i)	if not appealed against, at the end of the period for bringing an appeal, or

(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b)	an appeal is disposed of:

(i)	if it is determined and the period for bringing any further appeal has ended, or

(ii)	if it is abandoned or otherwise ceases to have effect.

(6)	The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under:

section 661(3) or (4)(power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).”

Section 235 of the Companies Act 2006 provides:

“(1)	Section 232(2)(voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2)	Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.

Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3)	The provision must not provide any indemnity against:

(a)	any liability of the director to pay:

(i)	a fine imposed in criminal proceedings, or

(ii)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)	any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4)	The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5)	For this purpose:

(a)	a conviction becomes final:

(i)	if not appealed against, at the end of the period for bringing an appeal, or

(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b) an appeal is disposed of:

(i)	if it is determined and the period for bringing any further appeal has ended, or

(ii)	if it is abandoned or otherwise ceases to have effect.

(6)	In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.”

Section 1157 of the Companies Act 2006 provides:

“(1)	If in proceedings for negligence, default, breach of duty or breach of trust against:

(a)	an officer of a company, or

(b)	a person employed by a company as auditor (whether he is or is not an officer of the company),

it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2)	If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust:

(a)	he may apply to the court for relief, and

(b)	the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3)	Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.”

Any underwriters of securities registered on this registration statement will each agree, severally, to indemnify the Company’s directors, the Company’s officers who sign the registration statement and the Company’s authorized representative in the United States from and against certain civil liabilities based on information relating to such underwriter furnished in writing by such underwriter expressly for use herein.

The Company will agree to indemnify the Company’s authorized representative in the United States from and against certain directors’ and officers’ liabilities.

In addition, the Company has obtained directors’ and officers’ insurance coverage, which, subject to policy terms and limitations, includes coverage to reimburse the Company for amounts that it may be required or permitted by law to pay directors or officers of the Company and its consolidated subsidiaries.

Item 9. Exhibits

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(i), 1(ii) and 1(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of NatWest Group plc’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Pre-Effective Amendment No. 1 on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom on the 10th day of January, 2022.

NATWEST GROUP plc

By:	/s/ Donal Quaid
	Name:	Donal Quaid
	Title:	Group Treasurer

Pursuant to the requirements of the Securities Act, as amended, this Pre-Effective Amendment No. 1 on Form F-3 has been signed by the following persons in the capacities indicated on the 10th day of January, 2022.

Signature	Title

/s/ *
Howard Davies	(Chairman)

/s/ *
Alison Rose	(Chief Executive)

/s/ *
Katie Murray	(Chief Financial Officer)(1)

/s/ *
Frank Dangeard	(Director)

/s/ *
Morten Friis	(Director)

/s/ *
Patrick Flynn	(Director)

/s/ *
Robert Gillespie	(Director)

/s/ *
Mike Rogers	(Director)

/s/ *
Yasmin Jetha	(Director)

/s/ *
Lena Wilson	(Director)

(1) Acting in her capacity of Chief Financial Officer and principal accounting officer.

/s/ *
Mark Seligman	(Director)

/s/ *
Puglisi & Associates, represented by Donald J. Puglisi	(Authorized U.S. Representative)

* By:	/s/ Donal Quaid
Donal Quaid, Attorney-in-Fact

EXHIBIT INDEX

Number	Description
1.1*	Form of Underwriting Agreement for the subordinated securities of NatWest Group plc (previously filed in preliminary form as Exhibit 1.1 to the Registration Statement on Form F-3 filed on September 30, 2009, Registration No. 333-162219)
1.2*	Form of Underwriting Agreement for the dollar preference shares of NatWest Group plc (previously filed in preliminary form as Exhibit 1.2 to the Registration Statement on Form F-3 filed on September 30, 2009, Registration No. 333-162219)
1.3*	Form of Underwriting Agreement for the senior debt securities of NatWest Group plc (previously filed in preliminary form as Exhibit 1.3 to the Registration Statement on Form F-3 filed on December 13, 2017, Registration No. 333-222022)
1.4*	Distribution Agreement, dated as of September 13, 2011, among NatWest Group plc and the dealers named therein in respect of Series A Senior Notes (previously filed as Exhibit 1.1 to the current report on Form 6-K filed on September 14, 2011)
1.5**	Form of Underwriting Agreement for the contingent convertible securities of NatWest Group plc
1.6**	Form of Share Certificate
4.1*	Subordinated Debt Indenture between NatWest Group plc, as Issuer, and The Bank of New York Mellon, acting through its London Branch, as Trustee (previously filed as Exhibit 4.1 to the current report on Form 6-K filed on December 4, 2012)
4.2*	First Supplemental Indenture to the Subordinated Debt Indenture between NatWest Group plc, as Issuer, and The Bank of New York Mellon, acting through its London Branch, as Trustee (previously filed as Exhibit 4.2 to Form 6-K on December 4, 2012)
4.3*	Amended and Restated Senior Debt Securities Indenture, dated as of December 13, 2017, between NatWest Group plc, as Issuer, and The Bank of New York Mellon, acting through its London Branch, as Trustee (previously filed in preliminary form as Exhibit 4.3 to the Registration Statement on Form F-3 filed on December 13, 2017, Registration No. 333-222022)
4.4*	Form of Deposit Agreement among NatWest Group plc, The Bank of New York and all owners and holders from time to time of American Depositary Shares issued thereunder, including the Form of the American Depositary Receipt (previously filed in preliminary form as Exhibit 1 to the Registration Statement on Form F-6 filed on October 6, 2020, Registration No. 333-144756)
4.5*	Form of Deposit Agreement among NatWest Group plc, The Bank of New York and all holders from time to time of American Depositary Receipts issued thereunder, including the Form of the American Depositary Receipt (previously filed in preliminary form as Exhibit 1 to the Registration Statement on Form F-6 filed on August 26, 2005, Registration No. 333-127687)
4.6*	Contingent Convertible Securities Indenture between NatWest Group plc, as Issuer, and The Bank of New York Mellon, acting through its London Branch, as Trustee (previously filed as Exhibit 4.1 to Form 6-K on August 10, 2015)
5.1***	Opinion of Davis Polk & Wardwell London LLP, US counsel to the Issuer as to the validity of the securities under New York law
5.2***	Opinion of CMS Cameron McKenna Nabarro Olswang LLP, Scottish counsel to the Issuer with respect to the securities, as to certain matters under Scots law
23.1***	Consent of Davis Polk & Wardwell London LLP (included in exhibit 5.1)
23.2***	Consent of CMS Cameron McKenna Nabarro Olswang LLP (included in exhibit 5.2)
23.3***	Consent of Ernst & Young LLP
24.1***	Powers of Attorney (included on the signature pages to the registration statement on Form F-3 (Registration No. 333-261837) filed on December 22, 2021)
25.1***	Statement of Eligibility for the Subordinated Debt Indenture between NatWest Group plc, as Issuer, and The Bank of New York Mellon, acting through its London Branch, as Indenture Trustee, on Form T-1
25.2***	Statement of Eligibility for the Amended and Restated Senior Debt Securities Indenture between NatWest Group plc, as Issuer, and The Bank of New York Mellon, acting through its London Branch, as Indenture Trustee, on Form T-1
25.3***	Statement of Eligibility for the Contingent Convertible Securities Indenture between NatWest Group plc, as Issuer, and The Bank of New York Mellon, acting through its London Branch, as Indenture Trustee, on Form T-1
*	Incorporated by reference.
**	To be filed by amendment or incorporated by reference to a subsequently filed report on Form 6-K.
***	Previously filed with the Commission with the registration statement on Form F-3 (Registration No. 333-261837) filed on December 22, 2021.